As filed with the Securities and Exchange Commission on May 2, 2023

Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Albemarle Corporation
(Exact Name of Registrant as Specified in Its Charter)

Virginia	54-1692118
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
4350 Congress Street
Suite 700
Charlotte, North Carolina 28209
(Address of Principal Executive Offices)

ALBEMARLE CORPORATION 2023 STOCK COMPENSATION AND DEFERRAL ELECTION PLAN FOR NON-EMPLOYEE DIRECTORS
(Full Title of the Plan)

Kristin M. Coleman
    Executive Vice President, General Counsel and Corporate Secretary
Albemarle Corporation
4350 Congress Street
Suite 700
Charlotte, North Carolina 28209
(980) 299-5700
(Name, address and telephone number,
including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The documents containing the information specified in “Item 1. Plan Information” and “Item 2. Registrant Information and Employee Plan Annual Information” of Form S-8 will be sent or given by Albemarle Corporation (the “Company” or the “Registrant”) to participants in the Albemarle Corporation 2023 Stock Compensation and Deferral Election Plan for Non-Employee Directors, as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents have been filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are incorporated herein by reference:

•	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed on February 15, 2023, as amended by Amendment No. 1 thereto filed with the SEC on April 21, 2023.

•
The Company’s Current Reports on Form 8-K, filed on February 15, 2023; February 24, 2023; February 27, 2023; March 20, 2023; and May 2, 2023 (excluding any portions of such documents that are furnished under Item 2.02 or Item 7.01 of Form 8-K and any exhibits included with such Items).

•	The Company’s Description of Securities, filed on the Company’s Current Report on Form 8-K on February 15, 2023.
All documents filed by the Company with the Commission after the date hereof pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold, or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.
Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
Not applicable.
Item 5. Interest of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.

The Virginia Stock Corporation Act (“VSCA”) permits, and the amended and restated articles of incorporation of the Company require, the Company to indemnify its directors and officers in a variety of circumstances, which may include indemnification for liabilities under the Securities Act. Under the VSCA, a Virginia corporation generally is authorized to indemnify its directors and officers in civil and criminal actions if they acted in good faith and believed their conduct to be in or not opposed to the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. Unless limited by a corporation’s articles of incorporation, the VSCA requires such indemnification when a director or officer entirely prevails in the defense of any proceeding to which he or she was a party because he or she is or was a director or officer of the corporation, and further provides that a corporation may make any other or further indemnity (including indemnity with respect to a proceeding by or in the right of the corporation), and may make additional provision for advances and reimbursement of expenses, if authorized by its articles of incorporation or a shareholder-adopted bylaw or resolution, except an indemnity against willful misconduct or a knowing violation of the criminal law. The VSCA establishes a statutory limit on liability of officers and directors of a corporation for damages assessed against them in a suit brought by or in the right of the corporation or brought by or on behalf of shareholders of the corporation and authorizes a corporation to specify a lower monetary limit on liability (including the elimination of liability for monetary damages) in the corporation’s articles of incorporation or bylaws; however, the liability of an officer or director shall not be limited if such officer or director engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law.

The Company’s amended and restated articles of incorporation require indemnification of directors and officers with respect to certain liabilities and expenses imposed upon them by reason of having been a director or officer, except in the case of willful misconduct or a knowing violation of the criminal law. In addition, as permitted by the VSCA, the Company’s amended and restated articles of incorporation eliminate the liability for monetary damages of a director or officer in a proceeding brought by or in the right of the corporation or its shareholders. This elimination of liability will not apply if the director or officer engaged in willful misconduct or a knowing violation of criminal law or any federal or state securities law. Article 10 of the VSCA is incorporated herein by reference.
Item 7. Exemption from Registration Claimed.
Not Applicable.

Item 8. Exhibits.

Exhibit Number	Description

4.1
Amended and Restated Articles of Incorporation of Albemarle Corporation, filed as Exhibit 3.1 to the Company’s Current Report on Form 10-Q (No. 1-12658) filed on August 7, 2018, and incorporated herein by reference.

4.2
Amended and Restated Bylaws of the Registrant effective as of July 23, 2019, filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q (No. 1-12658) filed on August 7, 2019, and incorporated herein by reference.

*5.1	Opinion of Troutman Pepper Hamilton Sanders LLP.

10.1
Albemarle Corporation 2023 Stock Compensation and Deferral Election Plan for Non-Employee Directors, filed as Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A (File No. 1-12658) filed on March 21, 2023 and incorporated herein by reference.

*23.1	Consent of Troutman Pepper Hamilton Sanders LLP (included in Exhibit 5.1).

*23.2	Consent of PricewaterhouseCoopers LLP.

*23.3	Consent of KPMG.

*23.4	Consent of SRK Consulting (U.S.), Inc. regarding lithium reserves and resources.

*23.5	Consent of Fastmarkets Group Limited regarding market studies for lithium reserves and resources.

*23.6	Consent of RPS Energy Canada Ltd regarding bromine reserves and resources.

*23.7	Consent of RESPEC regarding bromine reserves and resources.

*24	Power of Attorney (included on the signature page hereof).

*107	Filing Fee Table

*	Filed herewith.
Item 9. Undertakings.
(a) The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13 or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on this 2nd day of May, 2023.

ALBEMARLE CORPORATION.

By:	/s/ Kristin M .Coleman
Kristin M. Coleman
Executive Vice President, Corporate Secretary and General Counsel

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints the Chief Executive Officer, General Counsel and the Chief Financial Officer, now or hereafter serving, of Albemarle Corporation, and each of them individually, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments to this Registration Statement (which includes any additional registration statement under Rule 462(b)) together with all schedules and exhibits thereto, (ii) act on, sign and file with the Securities and Exchange Commission any and all exhibits to this Registration Statement and any and all exhibits and schedules thereto, (iii) act on, sign and file any and all such certificates, applications, registration statements, notices, reports, instruments, agreements and other documents necessary or appropriate in connection with the registration or qualification under foreign and state securities laws of the securities described in this Registration Statement or any amendment thereto, or to obtain an exemption therefrom, in connection with the offerings described therein and (iv) take any and all such actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them individually, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, and hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact, any of them or any of his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ J. KENT MASTERS	Chairman, President and Chief Executive Officer (principal executive officer)	May 2, 2023
(J. Kent Masters)

/S/ SCOTT A. TOZIER	Executive Vice President, Chief Financial Officer (principal financial officer)	May 2, 2023
(Scott A. Tozier)

/S/ M. LAUREN BRLAS	Director	May 2, 2023
(M. Lauren Brlas)

/S/ RALF H. CRAMER	Director	May 2, 2023
(Ralf H. Cramer)

/S/ GLENDA J. MINOR	Director	May 2, 2023
(Glenda J. Minor)

/S/ JAMES J. O’BRIEN	Director	May 2, 2023
(James J. O’Brien)

/S/ DIARMUID B. O’CONNELL	Director	May 2, 2023
(Diarmuid B. O’Connell)

/S/ DEAN L. SEAVERS	Director	May 2, 2023
(Dean L. Seavers)

/S/ GERALD A. STEINER	Director	May 2, 2023
(Gerald A. Steiner)

/S/ HOLLY A. VAN DEURSEN	Director	May 2, 2023
(Holly A. Van Deursen)

/S/ ALEJANDRO D. WOLFF	Director	May 2, 2023
(Alejandro D. Wolff)